EXHIBIT 21.1
                           TRIMBLE NAVIGATION LIMITED
                       LIST OF SUBSIDIARIES OF REGISTRANT

Name of Subsidiary                                 Jurisdiction of Incorporation

Trimble Navigation International Foreign Sales Corporation       Barbados

TR Navigation Corporation                                        California

Trimble Export Limited                                           California

Tripod Data Systems                                              Oregon

TNL Flight Services, Inc                                         Texas

Trimble Navigation France S.A.                                   France

Trimble Navigation Australia Pty Limited                         Australia

Trimble Mexico S. de R.L                                         Mexico

Trimble Navigation Europe Limited                                United Kingdom

Trimble Navigation Deutschland GmbH                              Germany

Trimble Navigation New Zealand Limited                           New Zealand

Trimble Navigation Iberica S.L.                                  Spain

Trimble Navigation Singapore PTE Limited                         Singapore

Datacom Software Limited                                         California

Trimble Japan K.K.                                               Japan

Trimble Navigation Italia s.r.l                                  Italy

Trimble Navigation International Limited                         California

Trimble International Holdings S.L.                              Spain

Trimble Holdings GmbH                                            Germany

Trimble AB                                                       Sweden

Spectra Precision Inc.                                           Delaware

Spectra Precision USA, Inc.                                      Delaware

Spectra Precision Software, Inc.                                 Georgia

Spectra Precision BVBA                                           Belgium

Spectra Precision K.K.                                           Japan

Spectra Precision Pty Ltd.                                       Australia

Spectra Precision Ltd.                                           United Kingdom

                           TRIMBLE NAVIGATION LIMITED
                       LIST OF SUBSIDIARIES OF REGISTRANT

Name of Subsidiary                                 Jurisdiction of Incorporation
SPHM Inc.                                                        Delaware

SPSE Inc.                                                        Delaware

Spectra Precision Credit Corp.                                   Delaware

Spectra Precision B.V.                                           Netherlands

Spectra Precision s.r.l                                          Italy

Spectra Precision of Canada Ltd.                                 Canada

Spectra Precision S.A.                                           France

Spectra Precision GesmbH                                         Austria

Spectra Precision Mexicana, SA de CV                             Mexico

Spectra Precision Servicios, SA de CV                            Mexico

Spectra Precision Mexico, SA de CV                               Mexico

Spectra Precision GmbH                                           Germany

Spectra Precision Kaiserslautern GmbH                            Germany

ZSP Geodetic Systems GmbH                                        Germany